Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of this 7th day of June, 2006, by and between SUNRISE USA, INCORPORATED, a Nevada corporation having an office at 3203 E. Ovid Avenue, Des Moines, IA 50317 (the “Company”), and the principal shareholders of the Company listed on Annex A hereto (each a “Holder” and collectively, the “Holders”).

          WHEREAS, each of the Holders owns the number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) set forth on Annex A hereto (collectively, the “Shares”);

          WHEREAS, pursuant to that certain Share Exchange Agreement, dated June 7, 2006, by and among the Company, Pukka USA, Inc., a Utah corporation (“Pukka”), Paul Ressler, Leonard Ducharme and the other Shareholders signatories thereto (the “Exchange Agreement”), the Company acquired all of the outstanding ownership interests in Pukka;

          WHEREAS, this Agreement is entered into for the benefit of all shareholders of the Company of record immediately prior to the consummation of the Share Exchange Agreement (the “Pre-Exchange Shareholders”), and the shareholders of PUKKA listed on Annex A hereto (the “Post-Exchange Shareholders”);

          WHEREAS, in connection with the consummation of the acquisition pursuant to the Exchange Agreement, the Holders desire to obtain, and the Company is willing to grant, certain registration rights in respect of the Shares to be issued to the Holders.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.          Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Exchange Agreement As used in this Agreement, the following terms shall have the following respective meanings:

          “Registrable Securities” shall mean: (i) the Shares; and (ii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided that as to any particular shares of Registrable Securities, such securities shall cease to constitute Registrable Securities when: (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act, or (z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.

          The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1993, as amended, and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          “Registration Expenses” shall mean all expenses incurred by the Company in compliance with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel for the Holders for a “due diligence” examination of the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          “Securities Act” shall mean the Securities Act of 1933, as amended, or any comparable successor statute.

          “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holders (other than the fees and disbursements of counsel included in Registration Expenses).

          2.          Demand Rights.  The Company shall use its reasonable best efforts to prepare and file, and have declared effective, with the SEC a Registration Statement under the Securities Act covering (X) all of the Registrable Securities of the Pre-Exchange Shareholders and (Y) all of the Registrable Securities of the Post-Exchange Shareholders, on or before the first anniversary of the Closing Date.  The Holders shall furnish such information as may be reasonably requested by the Company in order to include such Registrable Securities in such Registration Statements.  In the event that any registration pursuant to this Section 2 is terminated or withdrawn, the Company shall use its reasonable best efforts to prepare and file with the SEC, as soon thereafter as practicable, a new Registration Statement under the Securities Act to permit the public sale of the Registrable Securities.

          3.          Piggyback Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(a)          promptly give to the Holders written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(b)          include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or request, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 4 below. Such written request may specify all or a part of the Holders’ Registrable Securities.

          4.          Underwritten Public Offering.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a).  In such event the right of the Holders to registration pursuant to this Agreement shall be conditioned upon the inclusion of the Holders’ Registrable Securities in the underwriting to the extent provided herein.  All stockholders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company, which underwriter(s) are reasonably acceptable to a majority-in-interest of the Holders.  Notwithstanding any other provision of this Agreement, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be sold in the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter in the following manner:  the securities of the Company held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation or elimination on the number of shares is still required, then the securities of the Company held by other stockholders of the Company (other than Registrable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, then the number of shares that may be included in the registration statement and underwriting shall be allocated among all stockholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration at the time of filing the registration statement.  If any Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          5.          Expenses.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          6.          Form of Registration.  The Company shall use its best efforts to qualify for registration on Form S-2 and Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1, Form SB-1, Form SB-2 or Form S-4 or any comparable or successor form or forms.  After the Company has qualified for the use of either Form S-2 or Form S-3, or both, in addition to the rights contained in the foregoing provisions of this Agreement, the Holders shall have the right to request registration on Form S-2 or Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Holders); provided, however, that in the event that the Company is qualified for the use of Form S-2 but is not qualified for the use of Form S-3, the Company shall not be obligated to effect, or to take any action to effect, any such registration on Form S-2 after the Company has affected three such registrations pursuant to this Section 6 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed.

          7.          Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holders advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will:

(a)          Keep such registration effective for a period of one year or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration in accordance with provisions of Section 13 hereof; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b)          Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to reflect facts or events representing material or fundamental change in the information set forth therein or otherwise necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)          Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d)          Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)          Cause all such Registrable Securities to be listed on each securities exchange (including, if applicable, NASDAQ) on which similar securities issued by the Company are then listed;

(f)          Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)          Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement;

(h)          Furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of:

(1)          an opinion of counsel for the Company, dated the effective date of the registration statement, and

(2)          “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the AICPA, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities;

(i)          Furnish to each Holder a copy of all documents filed with and all correspondence from or to the Securities and Exchange Commission in connection with any such offering; and

(j)          Otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          8.          Indemnification.

          (a)         The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b)          Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of securities sold as contemplated herein.

          (c)          Indemnification.  Each party entitled to indemnification under this Agreement (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          9.          Obligations of the Holders.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such

Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          10.        Most Favored Nation.  From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Shareholders hereunder.

          11.        Company Obligations.  With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(a)          Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)          Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c)          Furnish forthwith upon request by any Holder or its assignees, so long as the Holder or its assignees owns any Registrable Securities, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a purchaser may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a purchaser to sell any such securities without registration.

           12.          Transfers and Assigns.  The rights to cause the Company to register securities granted to the Holders under this Agreement may be transferred or assigned by the Holders to a transferee or assignee of any shares of Common Stock, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

          13.          Blackouts.  If requested by the Company and an underwriter of Common Stock of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by a Shareholder during the seven (7) day period prior to and the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

(a)          such agreement only applies to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

(b)          all Holders, other stockholders holding at least 5% of the Common Stock and officers and directors of the Company enter into similar agreements.  Such agreements shall be in writing in a form satisfactory to the Company and such underwriter.   The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restrictions until the end of said ninety (90) day period.  Each officer and director of the Company shall, upon the later of the date hereof or his election or appointment to such position, and whether or not he holds any shares of capital stock of the Company at such time, execute a “stand-off” agreement containing identical restrictions on the sale, transfer or disposition of Common Stock (or other securities) held by them. The Company will use its best efforts to have any other stockholder, or stockholder that holds at least five percent (5%) of the Common Stock of the Company on a fully diluted basis, enter into a similar “stand-off” agreement.

          14.          Miscellaneous.

          (a)          Headings are included solely for convenience of reference and are not to be considered part of this Agreement.

          (b)          This is an agreement between separate legal parties and neither is the agent or employee of the other for any purpose whatsoever.  The parties do not intend to create a partnership or joint venture between themselves.  Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

          (c)          The failure of either party to exercise any of its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of such breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.  Any waiver of the performance of any of the terms or conditions of this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

          (d)          If any of the terms and provisions of this Agreement are invalid or unenforceable, such term or provisions shall not invalidate the rest of the Agreement which shall remain in full force and effect as if such invalidated or unenforceable terms and provisions had not been made a part of this Agreement.

          (e)          All notices and other communications herein provided for shall be sent by postage prepaid, registered or certified mail, return receipt requested, or delivered personally to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as either party shall give to the other party in the manner provided herein for giving notice.  Notice by mail shall be considered given on the date received.  Notice delivered personally shall be considered given at the time it is delivered.

          (f)          This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

          (g)          This Agreement contains the whole agreement between the parties concerning the subject matter hereof and there are no collateral or precedent representations, agreements or conditions not specifically set forth herein.

          (h)          Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

          (i)          The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of New York without giving effect to the conflict of laws rules of such State.  ANY CLAIM OR CONTROVERSY PERTAINING TO OR ARISING UNDER THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES SHALL BE SETTLED BY A SINGLE ARBITRATOR BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN GARDEN CITY, NEW YORK, THE COSTS OF WHICH SHALL BE BORNE EQUALLY BY THE PARTIES UNLESS THE ARBITRATOR OTHERWISE DETERMINES.  ALL PARTIES HEREBY SUBMIT TO THE JURISDICTION OF THE STATE OF NEW YORK IN CONNECTION WITH THE FOREGOING.

          (j)          This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          (k)          This Agreement is the product of arms-length negotiations and drafting changes have been made by or at the request of all parties hereto, accordingly any ambiguity contained herein shall neither be construed for or against any party.

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          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and the year first above written.

SUNRISE USA, INC.

By: /s/ Omar Barrientos
President

HOLDERS
Pre-Exchange Shareholders:
/s/ Elizabeth Schroeder
Elizabeth Schroeder
/s/ Elizabeth Schroeder
Elizabeth Schroeder and Isabel Barrientos (JT)
/s/ Omar G. Barrientos
Omar G. Barrientos
/s/ Gene Fairchild
Gene Fairchild
/s/ Christopher Giordano
Christopher Giordano.
By: /s/ Christopher Giordano, President
Birchwood Capital Advisors Group, Inc.

Post-Exchange Shareholders:
_____________________________ Kripaitis & Associates, LLC
_____________________________ Anne Marie Kripaitis
_____________________________ Peter Kristensen
_____________________________ MBA Investors, Ltd
_____________________________ F. Briton McConkie Jr.
_____________________________ Passport Financial, LLC
_____________________________ Power Network, Inc.
_____________________________ Starr Consulting, Inc.
_____________________________ Yt2K, Inc.
_____________________________ Legend Merchant Group, Inc.
_____________________________ Pukka Warrant Holder

Annex A

Holders

I.          Pre-Exchange Shareholders:

For purposes of this Registration Rights Agreement, “Holders” shall include (i) the following shareholders and (ii) all shareholders of the Company, of record as of the date of this Agreement, whose shares are not freely tradeable by virtue of the filing of a prior registration statement or by reason of an exemption therefrom:

Shareholder	# of shares
Elizabeth Schroeder 3203 E. Ovid Avenue Des Moines, IA 50317	7,500
Elizabeth Schroeder and Isabel Barrientos (JT) 3203 E. Ovid Avenue Des Moines, IA 50317	158,096
Omar G. Barrientos 3203 E. Ovid Avenue Des Moines, IA 50317	680,727
Gene Fairchild 1807 Spade Ct. Rapid City, SD 57701	1,342
Christopher Giordano 232 Overmount Ave. # 18 West Paterson, NJ 07424	793,684
Birchwood Capital Advisors Group, Inc. 264 Union Blvd., 1st Flr Totowa, NJ 07424	11,842
TOTAL	1,653,191

II.         Post-Exchange Shareholders

For purposes of this Registration Rights Agreement, “Holders” shall include the following shareholders, rights holders and warrant holders:

Shareholder	# of shares
Kripaitis & Associates, LLC	1,250,000
Anne Marie Kripaitis	500,000
Peter Kristensen	2,666,667
MBA Investors, Ltd	500,000
F. Briton McConkie Jr.	2,666,667
Passport Financial, LLC	2,666,666

Power Network, Inc.	875,000
Starr Consulting, Inc.	875,000
Yt2K, Inc.	500,000
Legend Merchant Group, Inc.	1,650,000
Pukka Warrant Holders	4,600,000
TOTAL	18,750,000